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                                                                   EXHIBIT 10.46

            ATTACHING TO AND FORMING PART OF POLICY NO. 901/LK9905081

            ISSUED BY: HANNOVER RUCKVERSICHERUNGS-AKTIENGESELLSCHAFT

               TO: MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY



ENDORSEMENT NO. 1                                   EFFECTIVE: 1ST JANUARY, 2000


It is hereby understood and agreed that with effect from 1st January, 2000 this Contract is amended as follows:

i)      Article IV B. Limit Excess of Retention is amended to read:

        Limit Excess of Retention:

        i) In respect of Medical and Dental Practitioner Liability, Umbrella Liability, Hospital and other Healthcare Institution Professional Liability and Commercial Liability Business:

                Reinsurers shall be liable for 90% of $25,000,000 of Ultimate Net Loss as respects each original policy, or, where applicable, each and every Event, plus Pro rata Loss Adjustment Expenses.

        ii) In respect of Directors and Officers Liability, Fiduciary Liability, Managed Care Errors and Omissions Liability, Employment Practice Liability, and Miscellaneous Professional Indemnity (including but not limited to Lawyers Professional, Notary Public and Electronic Data Processors Business--coverage subject to agreement by Reinsurers):

                Reinsurers shall be liable for 90% of $15,000,000 of Ultimate Net Loss as respects each original policy, or, where applicable, each and every Event, plus Pro rata Loss Adjustment Expenses.

ii)     Article VIII: Premium is amended to read:

        The Company shall pay the Reinsurers a Minimum and Deposit Premium which is to be agreed upon receipt and review of (a) schedule of accounts ceded under the contract for the period: 12 months at 1st January, 1999 and (b) I.L.F. allocations for the reduced limit of $25,000,000 and shall be payable quarterly as follows:-

        31st March, 30th June, 30th September and 31st December.

        The Minimum Premium shall be adjusted upwards at 90% of the net ceded premium within 45 days of 31st December.

iii) This Contract reinsures 10% part of the 90% of the Limit of Liability expressed hereunder.



ALL OTHER TERMS AND CONDITIONS OF THIS CONTRACT REMAIN UNALTERED.